UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2013

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

In its Form 8-K filed on October 10, 2013, Reven Housing REIT, Inc. (the “Company”) reported the entry by Reven Housing Georgia, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Reven Georgia Sub”), into that certain Single Family Homes Real Estate Purchase and Sale Agreement (the “Agreement”) dated October 4, 2013, with Red Door Housing, LLC, a Texas limited liability company (“Red Door”), and WFI Funding, Inc., a Texas corporation (together with Red Door, the “Sellers”), to purchase a portfolio of 170 single family homes located in the Houston, Texas, metropolitan area from the Sellers.

On October 30, 2013, Reven Georgia Sub, the Sellers, and Reven Housing Texas, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Reven Texas Sub”), entered into a First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “Amendment”), pursuant to which Reven Texas Sub assumed all of the rights and obligations under the Agreement from Reven Georgia Sub. In addition, the parties amended the Agreement to reflect the scheduled closing dates of the properties subject to the Agreement with the closing of 150 of the properties occurring on October 31, 2013, which was subsequently extended from October 30, 2013 by mutual agreement of buyer and Sellers, and the closing of the remaining 20 properties to occur on any day after January 15, 2014 and before January 31, 2014, at the buyer’s discretion.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Houston, Texas

On October 31, 2013, the Company, through a wholly owned subsidiary, closed on the acquisition of 150 properties of the portfolio of 170 single family homes located in the Houston, Texas, metropolitan area, subject to the Agreement. The other 20 properties remain subject to the terms of the Agreement. The Sellers do not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price for the 150 acquired properties was $11,691,832.22, exclusive of closing costs. The Company funded 100% of the purchase with cash. The 150 acquired properties average 1,429 square feet and are mostly three-bedroom, two-bath homes. 112 of the acquired properties are subject to one-year leases and the remaining properties are subject to month-to-month leases.

The press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In its Form 8-K filed on October 3, 2013, the Company reported the first closing of its private placement transaction under the Stock Purchase Agreement dated September 27, 2013 (the “Stock Purchase Agreement”), in which the Company closed on $11,000,000 of its common stock financing.

On October 30, 2013, the Company consummated the second closing of the common stock financing contemplated by the Stock Purchase Agreement. The Company issued an aggregate of 11,500,000 shares of its common stock to the investors in the Stock Purchase Agreement for gross proceeds of $2,300,000. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Pursuant to the Company’s engagement letter with Ernst & Young Capital Advisors, LLC (“EYCA”) dated May 15, 2013, as amended, the Company paid EYCA $63,250 in fees in connection with the second closing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2013, Michael P. Soni resigned as Secretary of the Company, and the board of directors appointed That Meyer as the new Secretary of the Company.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements of the acquired real property describe in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before January 16, 2014, by amendment to this Form 8-K.

(b)   Pro Forma Financial Information. See paragraph (a) above.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Houston 170)
Exhibit 99.1	Press release dated October 31, 2013 announcing the closing of the acquisition of Houston properties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: November 5, 2013	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer